UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: February 8, 2017

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 8, 2017, the Board of Directors (the “Board”) of Anadarko Petroleum Corporation (the “Company”) elected Claire S. Farley as a member of the Board, effective February 9, 2017. Ms. Farley was also appointed as a member of the Board’s Audit Committee.

Ms. Farley, 57, serves as Vice Chair of Energy, advising KKR & Co. L.P.’s Energy group. Prior to joining KKR in 2011, she was co-founder and co-CEO of RPM Energy LLC, a privately owned oil and gas exploration and development company, which partnered with KKR. Prior to founding RPM Energy, Ms. Farley was a Senior Advisor at Jefferies Randall & Dewey, a global oil and gas industry advisor, and was Co-President of Jefferies Randall & Dewey from February 2005 to July 2008. Prior to that, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and gas asset transaction advisory firm, from September 2002 until February 2005, when Randall and Dewey became the Oil and Gas Investment Banking Group of Jefferies & Company. Ms. Farley has extensive oil and gas exploration expertise, holding several positions within Texaco from 1981 to 1999, including President of Worldwide Exploration and New Ventures, President of North American Production and Chief Executive Officer of Hydro-Texaco, Inc. Ms. Farley also served as Chief Executive Officer of Intelligent Diagnostics Corporation from October 1999 to January 2001 and of Trade-Ranger Inc. from January 2001 to May 2002.

Ms. Farley serves as a director of LyondellBasell Industries N.V. (NYSE: LYB) and TechnipFMC plc (NYSE: FTI). In addition to her public directorships, Ms. Farley also is a board member of Samson Resources, a private company, and the Houston advisory board of the Nature Conservancy. Ms. Farley holds a B.S. in geology from Emory University.

In connection with her election to the Board, Ms. Farley will receive $61,126 in value of deferred shares of the Company’s common stock, which is a pro rata grant based on the full-year value of $250,000 that is awarded on the date of the Company’s annual meeting of stockholders upon each director’s election. Ms. Farley will also receive a pro rata amount of the standard Board and committee retainer and meeting fees, as well as other previously disclosed benefits for non-employee directors, plus expenses related to attendance. The specific terms of these awards, as most recently approved by the Board’s Compensation and Benefits Committee, are described further in the Company’s annual proxy statement that was filed with the Securities and Exchange Commission on March 18, 2016. Ms. Farley will also enter into a director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission.

There are no arrangements or understandings between Ms. Farley and any other person pursuant to which Ms. Farley was selected as a director. Ms. Farley does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Ms. Farley has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(b) On February 8, 2017, General Kevin P. Chilton informed the Board of his decision not to stand for re-election as a director at the Company’s 2017 Annual Meeting of Stockholders. The decision not to stand for re-election is not as a result of any disagreement with the Company. General Chilton serves as a member of the Board’s Audit Committee.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

February 9, 2017	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Senior Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 9, 2017.